SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities
Exchange Act of 1934

October 23, 2003
(Date of earliest event reported)

ACE CASH EXPRESS, INC.

(Exact name of registrant as specified in its charter)

Texas	0-20774	75-2142963

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. employer identification no.)

1231 Greenway Drive, Suite 600
Irving, Texas 75038
(Address of principal executive offices)

(972) 550-5000
(Registrant’s telephone number,
including area code)

Not Applicable
(Former Name or Former Address,
if Changed Since Last Report)

Item 7. Financial Statements and Exhibits

(c)	Exhibits.

Exhibit 99.1 Presentation Slides dated October 23, 2003.

Item 9. Regulation FD Disclosure

Ace Cash Express, Inc. has prepared slides for presentations to certain investment firms to be made from November 2003 through January 2004. The Registrant is also placing those slides on its website, at www.acecashexpress.com/investor/investorpresentation.html. A copy of those slides is Exhibit 99.1 to this report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACE CASH EXPRESS, INC.

Dated: November 3, 2003	By:	/s/ WALTER E. EVANS

Walter E. Evans Senior Vice President, General Counsel and Secretary

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Presentation Slides dated October 23, 2003.

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